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                                                                    EXHIBIT 23.1


                              INDEPENDENT AUDITORS' CONSENT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), and Form S-4 (333-1928) of US Office
Products Company of our reports dated 7 September 1995 and 16 September 1994, relating to the financial statements of Whitcoulls Group Limited, which appears in this Current Report on Form 8-K of US Office Products Company.

DELOITTE TOUCHE TOHMATSU
  July 23, 1996
Auckland, New Zealand